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                                                                    EXHIBIT 10.4
                 REVOLVING ACCOUNTS RECEIVABLE FUNDING AGREEMENT

AGREEMENT between Hippo, Inc., a Delaware corporation having its principal place of business at 4400 N. Federal Highway, Suite 410, Boca Raton, FL 33431, hereinafter "Seller", and Gibraltar Financial Corporation, an Illinois corporation, P.O. Box 66, Deerfield, IL, 60015, hereinafter "Purchaser". THE PARTIES HEREBY AGREE AS FOLLOWS:

                                  DEFINITIONS

As used in this Agreement:

The Maximum Advance Rate shall be seventy five percent (75%).

Indebtedness shall mean the amount owed by Seller to Purchaser from time to time, i.e., all Cash Advances from Purchaser to Seller, less all collections from the Purchased Accounts or from Seller applied to the Indebtedness.

The Maximum Indebtedness shall be one million dollars ($1,000,000.00).

Eligible Purchased Accounts shall mean Purchased Accounts less: a) Purchased Accounts subject to repurchase pursuant to paragraph 7 hereunder; and b) the sum of all Purchased Accounts belonging to a single Account Debtor [the party(ies) obligated to pay the Account] if greater than ten (10%) of the then balance owing by said Account Debtor remains unpaid after ninety (90)* days from the date of Seller's original invoice evidencing same. * 120 days if the payment terms of a Purchased Account is greater than net 60 days.

1. PURCHASE OF ACCOUNTS. From time to time, Seller may tender to Purchase some or all of its Accounts which are defined as Seller's rights to payment for goods sold or leased or services rendered. All of Seller's said Accounts, irrespective of whether same are purchased by Purchaser are herein called "Account(s)". Purchaser is not obligated to purchase any Account tendered and shall have the right to purchase such Account(s) tendered as Purchaser, in its sole and absolute discretion, shall determine. Purchaser will evidence its agreement to purchase specific Account(s) tendered by issuance of its check or wire transfer to Seller in the amount set forth in Paragraph 2 hereof. Said accounts are hereinafter collectively called Purchase Account(s).

2. PAYMENT FOR ACCOUNTS. Purchaser shall, in its sole discretion from time to time, make cash advances to Seller as the Purchase Price for the Purchased Accounts ("Cash Advance"); provided, however; a) Seller is not then in default to Purchase hereunder nor will Seller be in default to Purchaser immediately after any Cash Advance; b) the ratio of the Indebtedness to Eligible Purchased Accounts immediately after any Cash Advance is less than the Maximum Advance Rate; and c) in no event and at no time shall the Indebtedness hereunder be in



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excess of the Maximum Indebtedness. Seller shall deliver the original invoices
(or, at Purchaser's option, copies of same) relating to Purchased Accounts to Purchaser at such time, and such Purchased Accounts shall be deemed sold and assigned to Purchaser at such time without any formal assignment being required. Such Cash Advances made by Purchaser hereunder shall be deemed Indebtedness or Seller to Purchaser hereunder. At Purchaser's election Indebtedness of Seller to Purchase hereunder may be further evidenced by notes or other instruments requested by, and in form satisfactory to Purchaser which Seller agrees to execute. Any such notes shall be for the amount of the Maximum Indebtedness above shown or such lesser amount as may exist from time to time hereunder.

3. CHARGES. In consideration of the purchase of said Purchased Accounts, Seller agrees to pay charges ("Charges") to Purchaser with respect to each Purchased Account of an amount equal to the sum of: (a) one and one half* (1.5*%) percent of the face amount thereof due at time of Purchase which shall be deducted from any Cash Advance; plus (b) interest on the Indebtedness outstanding from time to time at the rate of twenty four percent (24%) per annum calculated on a 360 day year and payable monthly. All Charges, unless otherwise provided for herein, shall be payable monthly and Seller hereby authorized Purchaser to add each month's Charges as appropriate to Seller's Indebtedness hereunder as of the last day of the month the Charges were incurred. The calculation by Purchaser of all Charges and of the Indebtedness for a particular month shall be deemed accepted by Seller unless contested in writing to Purchaser within thirty (30) days following the end of such month. *Two (2) percent if the payment terms of a Purchased Account is greater than net 60 days.

4. COLLECTIONS. All collections from Accounts will be applied to Seller's Indebtedness hereunder and will be considered collected 5 business days after receipt assuming same is in fact collected. Seller shall direct all Accounts Debtors to send all payments for all Accounts directly to Purchaser.

5. POWER OF ATTORNEY. At any time after purchase of a Purchased Account, or if Seller shall be in default hereunder, Purchaser shall have the right to notify Account Debtors of Purchaser's rights with respect to the Accounts and to notify Account Debtors to make payment of the Accounts directly to Purchaser. Purchaser shall also have the right in its name to compromise or extend the time for payment of any Account for such amounts, and upon such terms as Purchaser may determine; to demand, collect, receive and sue for any and all amounts due or to become due on the Accounts; and to take control of cash and other proceeds of any Accounts. Seller hereby constitutes Purchaser's President, or any other person designated by Purchaser, as Seller's attorney-in-fact with full authority to act for Seller; to endorse Seller's name upon notes, acceptances, checks, drafts, money orders or other evidences of payment or collateral that may come into Purchaser's possession; to sign Seller's name on any invoice, freight bill, bill of lading, storage or warehouse receipt, or other instrument or document in respect to any Account, to sign Seller's name on UCC financing statements and on notices to Account Debtors; to send notices and verifications of Accounts to and collect Accounts from Account Debtors; and to open Seller's mail and take payments for Accounts. Seller shall in all other ways do all acts and things



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necessary or appropriate to protect, preserve and realize upon the Accounts for the benefit of Purchaser and to carry out this Agreement and shall not interfere, directly or indirectly, with any of the rights given Purchaser in this paragraph. Seller hereby ratified and approves all acts of such attorney or designee, and such attorney shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law. The powers granted in this paragraph are coupled with an interest, and are irrevocable while any Purchased Accounts are unpaid or sums are otherwise owned by Seller to Purchaser and until this agreement is terminated.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce Purchaser to purchase Accounts from Seller, with full knowledge that the truth and accuracy of the following are being relied upon by the Purchaser in the purchase of and payment for the Purchased Accounts, Seller represents, warrants and covenants to Purchaser and agrees that: (a) Seller is the sole and absolute owner of each account and has full legal right to make said sale, assignment and transfer thereof hereunder; (b) The correct amount owed on each Account is as set forth on the document tendering such Account to Purchaser and such amount is not in dispute; (c) The payment of each Account is not contingent upon the fulfillment of any obligation or condition, past or future, and any and all obligations required of the Seller with regard to such Account have been fulfilled by Seller; (d) Each Account is based on an actual sale and delivery of goods and/or services actually rendered for which an invoice has been tendered to the Account Debtor, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred or pledged, and is free of any encumbrance or lien; (e) There are no defenses, offsets, or counterclaims with respect to any of the Accounts and no agreement has been made under which the Account Debtor may claim any deduction or discount, except as otherwise stated in any of the invoices submitted to Purchaser in connection with the tender of such Account for purchase; (f) Upon purchase, Seller will convey to Purchaser good and marketable title to each Purchased Account free and clear of all liens and encumbrances which shall thereafter be the sole and exclusive property of the Purchaser; (g) Each Account Debtor is not insolvent as that term is defined in the United States Bankruptcy Code; (h) The Seller's place of business and the place where the records concerning all Accounts herein referred to are kept is the one set forth at the beginning of this Agreement, Seller will promptly advise Purchaser in writing if such place of business or record keeping is changed or a new place of business or record keeping is added; (i) All Accounts, now existing or hereafter arising, shall comply with each and every one of the representations, warranties, covenants and agreements referred to in this Paragraph and as otherwise supplemented pursuant to this Agreement; (j) All sales and other taxes imposed with respect to the Accounts have been remitted by Seller to the propr taxing authority; (k) All invoices with respect to Purchased Accounts shall state that the Account is payable to Purchaser at Purchaser's address; (l) no Account is evidenced by a note or other instrument; (m) Seller will not, during the terms of this Agreement, sell, transfer, pledge, grant a security interest in or hypothecate any of its Accounts to any party other than Purchaser. Seller hereby agrees to indemnify and hold harmless Purchaser from and against any and all losses, claims, demands, liabilities, suits, actions, causes of action, administrative proceedings or costs (including attorneys' fees and costs and expenses of defense) arising out of (1) any breach or violation of any representation, guarantee or warranty set forth in this Agreement, (2) any rejection of goods or



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services or alleged claims, defenses or offsets of every kind and nature by any
Account Debtor, or (3) any other breach or violation of this Agreement by Seller. Each Account shall be the property of the Purchaser and shall be collected by Purchaser, but if for any reason it should be paid to Seller, Seller shall promptly notify Purchaser of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Purchaser, and shall promptly endorse, transfer and deliver the same to the Purchaser, however, failure to deliver said payment to Purchaser within five business days of receipt shall result in an additional charge to be paid by Seller to Purchaser of ten percent of said payment.

7. ASSUMPTION OF RISK. Seller hereby assumes full risk of non-payment, and hereby unconditionally guarantees the full and prompt payment of the full face amount of all Purchased Accounts. If any Purchased Account shall remain unpaid after ninety (90)* days from the date of Seller's original invoice evidencing same, or if Purchaser shall otherwise deem itself insecure for any reason whatsoever, or if any Account Debtor shall become bankrupt, insolvent or the subject or a reorganization, or makes an assignment for the benefit of creditors, then or any time thereafter, Purchaser, upon notice to Seller, may, at Purchaser's election a) require Seller to repurchase within five (5) days thereafter such Purchased Account(s) in which event Seller shall pay to Purchaser an amount equal to the uncollected balance of such Purchased Account plus Purchaser's costs relating to the collection of such Purchased Account plus all other Charges and amounts owed to Purchaser hereunder with respect thereto or b) deduct such Purchased Account from Eligible Purchased Accounts. Seller's obligations hereunder shall not be affected by Purchaser's actions or inaction with respect to such Accounts. *120 days if the payment terms of a Purchased Account is greater than 60 days.

8. SECURITY INTEREST. As security for the performance of all Seller's obligations hereunder, including, but not limited to the payment of all amounts owing Purchaser, and to secure the repayment by Seller to Purchaser of any amounts which Purchaser, at its option, may hereafter loan to Seller independent of this agreement, Seller hereby grants to Purchaser a first priority security interest in all of Seller's presently owned or hereafter acquired assets including, without limitation, all Accounts, accounts receivable, contract rights, investment property, chattel paper, general intangibles, instruments, inventory, equipment, furniture, fixtures, all books, records (computerized or manual), computer disks and software in connection with all the foregoing, and all proceeds and products of the foregoing including but not limited to insurance proceeds, lock box proceeds and deposit accounts. The security interest specifically includes, without limitation, Seller's rights to any returned personal property from Account Debtors and also shall include all right of repleven, reclamation, and stoppage in transit. In the event of any default by Seller under this Agreement and/or pursuant to any loan which Purchaser may make to Seller, Purchaser shall have all rights with respect to the aforesaid collateral of a secured party under the Uniform Commercial Code of the state in which Seller is located. Seller agrees that it will execute and deliver to Purchaser such documents, including financing statements, all in form satisfactory to



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Purchaser, as Purchaser shall, from time to time desire to perfect the security interest granted to it hereunder. In addition, at Purchaser's request Seller agrees to enter into and execute, a lock box agreement with a bank designated by Purchaser in form satisfactory to Purchaser to be applicable to the full term of this Agreement and thereafter so long as any amounts are, or may be, owed to Purchaser hereunder.

9. DEFAULT AND REMEDIES. The occurrence of any one or more of the following events shall constitute a default ("Default") of this Agreement by Seller: (i) the failure of Seller to repurchase any Purchased Account when required pursuant to Paragraph 7 hereof; (ii) the failure of Seller to perform any other covenant or agreement contained herein; (iii) if any warranty or representation of seller made herein shall be untrue; (iv) the dissolution or termination of existence of Seller or any of Seller's guarantors hereof (Guarantor); (v) the death of any Seller or Guarantor if Seller or Guarantor shall be an individual; (vi) if Seller or Guarantor shall file or have filed against it a petition in bankruptcy or for reorganization or adjustment of its debts or if Seller or Guarantor shall make an assignment for the benefit of creditors; (vii) if a tax lien shall be filed against Seller; (viii) if a judgment shall be entered against Seller which is not promptly satisfied or if a levy or attachment shall be filed against Seller or its property; (ix) if the ratio of Indebtedness divided by Eligible Purchased Accounts is, at any time, in excess of the Maximum Advance Rate; (x) if the Indebtedness exceeds the Maximum Indebtedness; and/or (xi) if Purchaser shall deem itself insecure for any reason whatsoever. In the event a Default shall occur: i) Purchaser shall have the right to require Seller to immediately repurchase all of the Purchased Accounts for an amount equal to the Indebtedness then owed by Seller to Purchaser plus all Charges and other amounts due Purchaser; ii) Seller shall pay to Purchaser all other damages, costs and losses caused to it by reason of such Default, including, but not limited to reasonable attorneys' fees, court costs, other collection expenses and all other expenses and costs incurred or paid by Purchaser to obtain performance or to enforce any covenant or agreement of Seller hereunder; and iii) Purchaser shall have the right to enforce all rights which it may have with respect to the security interest granted to it pursuant to this agreement and specifically, but not by way of limitation, to notify all Account Debtors of Seller's Accounts to make all payments directly to Purchaser, to notify and require the U.S. Post Office to deliver Seller's mail to Purchaser, and to open Seller's mail and take and endorse for deposit in the name of Seller all payments received upon any of Seller's Accounts and to deposit same for benefit of Purchaser. In addition to the Charges in Paragraph 3 above, Seller shall pay Purchaser a late payment charge equal to eighteen per cent (18%) per annum of any amounts not paid when due to the date of payment thereof. To the extent permitted by law, Seller hereby irrevocably authorizes any attorney of any court of record to appear for Seller in such court, in term time or vacation, at any time after a default hereunder and confess judgment against Seller, without process in favor of Purchaser, its successors or assigns, for such amount as may appear due, owing and unpaid hereunder, together with costs of collection including reasonable attorney's fees, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.

10. TERM AND TERMINATION. This Agreement shall commence as of the date hereof and shall continue in force and effect beginning from the date that the first Purchased Account is purchased and continuing for a period of six (6) months (Initial Term) and shall be automatically



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renewed for successive periods of six (6) months (Renewal Term) unless terminated as follows: seller may terminate this agreement by so notifying Purchaser in writing 30 days before the end of any Initial or Renewal term hereof, provided, however, that all of Purchaser's security interests in assets of Seller as provided for in paragraph 8 hereof and otherwise and all other rights pursuant to Paragraphs 5 and 8 hereof shall survive such termination until all of Seller's obligations to Purchaser have been paid in full and discharged. Any and all of Seller's representations, agreements, covenants, obligations, liabilities and undertakings under this Agreement or any collateral agreements existing prior to any termination hereof shall not be affected by a termination of this Agreement and shall survive such termination. Seller agrees that if Purchaser has not purchased accounts during any Initial or Renewal Term hereof which, in the aggregate, exceed $n/a/ (Minimum Amount), Seller agrees to pay to Purchaser, on demand, an additional amount equal to what the Charges pursuant to paragraph 3 a) hereof would have been on said Minimum Amount, less the actual Charges pursuant to paragraph 3 a) hereof paid by Seller to Purchaser during said Initial or Renewal Term.

11. NOTICES. Notices required or permitted hereunder shall be in writing and shall be given by personal delivery or certified or registered mail, postage prepaid, to the parties at their addresses hereinabove set forth. Such notice shall be deemed given when delivered or mailed as aforesaid. Either party shall have the right to change its address by notice as herein provided.

12. CONSTRUCTION. The laws of Illinois shall govern the construction of this Agreement and the rights, remedies, duties and obligations of the parties hereto with respect to all transactions hereunder. Any matter or controversy between Seller and Purchaser shall only be litigated in the state or federal courts located at Chicago, Illinois, and Seller hereby expressly consents to such jurisdiction and venue, except that Purchaser shall also have the right to initiate legal proceedings in any other jurisdiction wherein Purchaser's collateral may be located and each party hereby submits to the jurisdiction of such courts. TO THE EXTENT PERMITTED BY LAW, SELLER AND PURCHASER WAIVE THEIR RIGHT TO TRIAL BY JURY.

13. ASSIGNMENT BY PURCHASER. Purchaser, without notice to Seller, may assign and/or pledge all of Purchaser's rights hereunder to Purchaser's lender (Assignee). Seller hereby consents to any such Assignment and agrees that in such event, upon request of Assignee, it will render all acts, performance and payment directly to Assignee, said Assignee having all of Purchaser's rights hereunder but none of Purchaser's obligations.

14. GENERAL. Waiver by Purchaser of any breach or default of this Agreement or of any warranty, representation, covenant, obligation or guaranty herein shall not be construed as waiver of any subsequent breach or default. Failure by Purchaser to exercise any right or remedy hereunder shall not operate as a waiver of any subsequent breach or default. All rights and remedies are cumulative and not alternative. This Agreement contains the entire agreement of the parties and may not be modified except by a written agreement executed by Seller and Purchaser.

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15. SEVERABILITY. If any provision of this Agreement is held or found to be illegal, invalid or unenforceable, all other provisions shall nevertheless continue to be binding on the parties hereto and shall be of full force and effect.

SELLER:   HIPPO, INC.

BY: /S/ Jim Dodrill          President              DATE: November 25, 1997
   --------------------------------
      Jim Dodrill    (Title)

Accepted at Northbrook, IL this ______________ day of ____________________, 19__

PURCHASER: Gibraltar Financial Corporation

BY:
   ---------------------------
      Ron Winicour, President


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